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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-191161, Form S-8 No. 333-194228, Form S-8 No. 333-204210, Form S-8 No. 333-210694, Form S-8 No. 333-215575, Form S-8 No. 333-222400, Form S-3 No. 333-221684, Form S-1 No. 333-207533, Form S-1 No. 333-211769 and Form S-1 No. 333-222374) of our report dated March 16, 2018, with respect to the consolidated financial statements of Onconova Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2017.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania March 16, 2018

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm